UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2026

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2026, the Board of Trustees (the “Board”) of Power REIT (the “Trust”) appointed Brent Morrison to serve as an independent trustee of the Trust, effective immediately. Mr. Morrison will serve until the Trust’s next annual meeting of shareholders and until his successor is duly elected and qualifies, or until his earlier resignation, retirement or removal in accordance with the Trust’s governing documents.

Mr. Morrison currently serves as Chairman of the Board, Chief Executive Officer and President of Regional Health Properties, Inc., a publicly traded healthcare company. Mr. Morrison has significant experience leading small capitalization public companies, including public company governance, capital markets transactions, financial reporting, strategic planning and corporate finance. The Board believes that Mr. Morrison’s executive leadership and public company experience will provide valuable perspective as the Trust continues to pursue its strategic objectives.

The Board has determined that Mr. Morrison satisfies the applicable independence requirements of the NYSE American LLC Company Guide.

Mr. Morrison will receive the Trust’s standard compensation for non-employee trustees, as approved by the Board from time to time.

There are no arrangements or understandings between Mr. Morrison and any other person pursuant to which he was appointed as a trustee. There are no transactions involving Mr. Morrison that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2026	POWER REIT

	By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer